Exhibit 10.35

                    SCHEDULE TO CONVERTIBLE LOAN AGREEMENT #1
                                January 23, 1998

In addition to the Convertible Loan Agreement #1 dated January 23, 1998, between the Company and the Tomasovich Family Trust (the "Trust")(collectively the "Parties"), the Parties entered into the following Convertible Loan Agreements in substantially the same form as Convertible Loan Agreement #1:

1. Convertible Loan Agreement #2 dated January 23, 1998 whereby the Trust agreed to lend the Company US$110,000. In this connection, the Company issued a US$110,000 convertible promissory note repayable on or before March 31, 2000 bearing interest at 9% per annum. After June 17, 1998, the Trust may require the Company to convert all or any portion of the principal amount of the loan advanced and then outstanding into units at a conversion price of one unit for each CDN$0.26 of indebtedness until and including March 31, 1999 and at a conversion price of one unit for each CDN$0.31 of indebtedness during the period from April 1, 1999 until March 31, 2000 for a maximum of 600,769 units if the principal amount is converted in its entirety by March 31, 1999 and a maximum of 508,871 units if the principal amount is converted in its entirety between April 1, 1999 and March 31, 2000. Each unit consists of one common share and one non-transferable warrant with each warrant being exercisable at a price of CDN$0.26 per share until March 31, 1999 and CDN$0.31 per share from April 1, 1999 to March 31, 2000.

2. Convertible Loan Agreement #3 dated May 15, 1998 whereby the Trust agreed to lend the sum of US$150,000 to the Company. In this connection, the Company issued a US$150,000 convertible promissory note repayable on or before May 15, 2000 bearing interest at 9% per annum. After June 17, 1998, the Trust may require the Company to convert all or any portion of the principal amount of the loan advanced and then outstanding into units at a conversion price of one unit for each CDN$0.23 of indebtedness until and including May 15, 1999 and at a conversion price of one unit for each CDN$0.28 of indebtedness during the period from May 16, 1999 until May 15, 2000 for a maximum of 932,608 common shares if the principal amount is converted in its entirety in the first year and a maximum of 766,071 units if the principal amount is converted in its entirety between May 16, 1999 and May 15, 2000. Each unit consists of one common share and one non-transferable warrant with each warrant being exercisable at a price of CDN$0.23 per share until May 15, 1999 and CDN$0.27 per share from May 16, 1999 to May 15, 2000.